UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 9, 2012

(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504

Newton, MA  02458

(Address of principal executive offices)

(617) 244-1616

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On April 9, 2012, we entered into a placement agent agreement with Rodman & Renshaw, LLC (Rodman) in connection with our proposed offering of up to $10 million in units consisting of common stock and warrants and the shares of common stock underlying the warrants.  The agreement provides that if the offering is completed, we will be required to pay to Rodman a cash fee in the amount of 7% of the gross proceeds of the offering and to issue a warrant to Rodman exercisable for a number of shares of our common stock equal to 5% of the number of shares of common stock sold in the offering at an exercise price equal to 125% of the issue price of the units.  Other than the exercise price, the warrants would have the same terms as those issued to the investors in the offering.  The agreement also provides for the payment of a non-accountable expense allowance of 1% of gross proceeds of the offering and an advance payment of a portion of such allowance.

The placement agent agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions under which the Company, on the one hand, and Rodman, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A registration statement relating to the securities referenced above has been filed with the Securities and Exchange Commission but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  The registration statement is available without charge on the website of the Securities and Exchange Commission at www.sec.gov and may also be obtained from Novelos Therapeutics, Inc., Attn: Investor Relations, One Gateway Center, Suite 504, Newton, Massachusetts 02458. You are encouraged to read the entire registration statement carefully.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The summary of the placement agent agreement set forth in this Item 1.01 does not purport to be complete. The agreement has been filed as an exhibit to the registration statement referenced above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2012	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
President and Chief Executive Officer